AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 19, 2014

INVESTMENT COMPANY ACT FILE NO. 811-22387

U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM N-2

REGISTRATION STATEMENT

UNDER

THE INVESTMENT COMPANY ACT OF 1940

AMENDMENT NO. 7	☒

SALIENT ALTERNATIVE STRATEGIES MASTER FUND

(Exact name of Registrant as specified in charter)

4265 San Felipe

Suite 800

Houston, Texas 77027

(Address of Principal Executive Offices)

Registrant’s Telephone Number, including Area Code: (713) 993-4675

John A. Blaisdell

Salient Alternative Strategies Master Fund

4265 San Felipe

Suite 800

Houston, Texas 77027

(Name and address of agent for service)

PLEASE SEND COPIES OF ALL COMMUNICATIONS TO:

George J. Zornada

K&L Gates LLP

One Lincoln Street

Boston, Massachusetts 02111

EXPLANATORY NOTE

This Registration Statement has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the “1940 Act”). However, securities issued by the Registrant have not been and are not being registered under the Securities Act of 1933, as amended (“Securities Act”). The Registrant intends that such securities will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the Securities Act and the regulations thereunder. Investments in the Registrant’s securities may be made only by U.S. and foreign investment companies or other investment vehicles that are “accredited investors” within the meaning of Regulation D under the Securities Act or that the Registrant determines are eligible to invest in accordance with Regulation D under the Securities Act. The Registrant may decline to accept any investment in its discretion. This Registration Statement does not by itself constitute an offer to sell, or the solicitation of an offer to buy, any securities of or other interest in the Registrant.

Cross Reference Sheet

Parts A and B

Item Number	Caption	Location In Registration Statement
1.	Outside Front Cover	Not applicable
2.	Cover Pages; Other Offering Information	Not applicable
3.	Fee Table and Synopsis	Fee Table and Synopsis
4.	Financial Highlights	Not applicable
5.	Plan of Distribution	Not applicable
6.	Selling Shareholders	Not applicable
7.	Use of Proceeds	Not applicable
8.	General Description of the Registrant	General Description of the Registrant
9.	Management	Management
10.	Capital Stock, Long-Term Debt, and Other Securities	Capital Stock, Long-Term Debt, and Other Securities
11.	Defaults and Arrears on Senior Securities	Not applicable
12.	Legal Proceedings	Not applicable
13.	Table of Contents of the Statement of Additional Information	Not applicable
14.	Cover Page of SAI	Not applicable
15.	Table of Contents of SAI	Not applicable
16.	General Information and History	General Information and History
17.	Investment Objective and Policies	Investment Objective and Policies
18.	Management	Management
19.	Control Persons and Principal Holders of Securities	Control Persons and Principal Holders of Securities
20.	Investment Advisory and Other Services	Investment Advisory and Other Services
21.	Portfolio Managers	Portfolio Managers
22.	Brokerage Allocation and Other Practices	Brokerage Allocation and Other Practices
23.	Tax Status	Tax Status
24.	Financial Statements	Financial Statements

PART C

The information required to be included in Part C is set forth under the appropriate item, so numbered, in Part C of the Registration Statement.

PART A

Responses to Items 1, 2, 3.2, 4, 5, 6 and 7 of Part A have been omitted pursuant to Paragraph 3 of Instruction G of the General Instructions to Form N-2.

Responses to certain Items required to be included in Part A of this Registration Statement are incorporated by reference to Amendment No. 11of the Registration Statement on Form N-2 (File No. 811-22389) (the “Feeder Fund’s Registration Statement on Form N-2”) of Salient Alternative Strategies I Fund (the “Feeder Fund”), as filed with the Securities and Exchange Commission (the “SEC”). The Salient Alternative Strategies Master Fund (the “Master Fund”) and its board of trustees (the “Board”) have executed the Feeder Fund’s Registration Statement on Form N-2.

ITEM 3. FEE TABLE AND SYNOPSIS.

The following table illustrates the approximate expenses and fees that shareholders of the “Master Fund (“Shareholders”) are expected to bear directly or indirectly.

SHAREHOLDER TRANSACTION EXPENSES
Maximum Sales Load (as a percentage of purchase amount)	None

ANNUAL EXPENSES (as a percentage of average net assets)
Management Fees	0.75%
Other Expenses (1)	1.10%
Interest Payments on Borrowed Funds (2)	0.58%
Acquired Fund Fees and Expenses (3)	4.71%

TOTAL ANNUAL EXPENSES (4)	7.14%

(1)	Other Expenses include the Master Fund’s direct operating expenses (including professional fees, transfer agency fees, administration fees, trustee fees, custody fees, and other operating expenses).
(2)	The Master Fund may borrow money to purchase portfolio securities and for portfolio management purposes. For additional information on the Master Fund’s borrowing policy, see the discussion under Item 8, “Process of Portfolio Construction.”
(3)	The Acquired Fund Fees and Expenses include the operating expenses and performance-based incentive fees of the underlying private investment vehicles (“Investment Funds”) in which the Master Fund invests. The costs incurred at the Investment Fund level include management fees, administration fees, professional fees, incentive fees and other operating expenses. In addition, the underlying Investment Funds also incur trading expenses, which may include interest and dividend expenses, which are the byproduct of leveraging or hedging activities employed by the Investment Funds’ investment managers (the “Investment Managers”) in order to seek to enhance or preserve the Investment Funds’ returns. Of the approximately 4.71% representing costs incurred at the underlying Investment Fund level, such costs consist of approximately 1.34% in management fees, approximately 2.46% in other expenses (interest, trading, etc.) and approximately 0.91% in incentive fee allocations. To the extent the Master Fund invests in the Salient Alternative Strategies Offshore Fund Ltd., a wholly-owned and controlled subsidiary of the Master Fund, organized under the laws of the Cayman Islands (the “Subsidiary”), operating expenses of the Subsidiary will appear in Other Expenses.

The Acquired Fund Fees and Expenses were calculated in good faith by the Adviser. There are several components that go into the calculation and, for some Investment Funds, complete, current information was not available. Generally, the calculation is based on the most recent audited shareholder reports, the most recent investor communication (which, in some cases, may be the Investment Funds’ offering documents) or other materials/communications from/with the Investment Funds. The fees and expenses disclosed above are based on historic earnings of the Investment Funds, which may (and which should be expected to) change substantially over time and, therefore, significantly affect Acquired Fund Fees and Expenses. In addition, the Investment Funds held by the Master Fund will change, which further impacts the calculation of the Acquired Fund Fees and Expenses.

Generally, management fees payable to the Investment Managers range from 0.50% to 3.00% (on an annualized basis) of the average net asset value (“NAV”) of the Master Fund’s investment in such Investment Funds. In addition, certain Investment Managers charge an incentive allocation or fee generally ranging from 10% to 20% of an Investment Fund’s net profits, although it is possible that such ranges may be exceeded for certain Investment Managers. The expenses charged by the underlying Investment Funds are not paid to the Master Fund or the Adviser and represent the costs incurred to invest in the Investment Funds.

(4)	The “Total Annual Expenses” of the Master Fund disclosed above differs from the ratio of expenses to average net assets (Master Fund expense ratio) that is included in the Financial Highlights section of the financial statements in the Master Fund’s annual Shareholder reports. The financial statements that appear in the Master Fund’s Shareholder reports depict the Master Fund’s direct expenses and do not include in expenses the portion of Acquired Fund Fees and Expenses that represent costs incurred at the Investment Fund level, as required to be disclosed in the above table.

The following example is intended to help you compare the cost of investing in the Master Fund with the cost of investing in other funds. The assumed 5% annual return, which is required by the Securities and Exchange Commission (the “SEC”), is not a prediction of, and does not represent, the projected or actual performance of the Master Fund. For a more complete description of the various fees and expenses of the Master Fund, see the sections entitled “Summary of Fund Expenses” included in the prospectus contained in the Feeder Fund’s Registration Statement on Form N-2 (the “Prospectus”).

Example

You would pay the following fees and expenses on a $1,000 investment in the Master Fund, assuming a 5% annual return:

1 YEAR	3 YEARS	5 YEARS	10 YEARS

$71	$207	$338	$642

The example is based on the anticipated fees and expenses incurred by the Master Fund, including the Acquired Fund Fees and Expenses, as set out in the table above and should not be considered a representation of future expenses. Actual expenses may be greater or less than those shown. The rate of return of the Master Fund may be greater or less than the hypothetical 5% return used in the example. A greater rate of return than that used in the example would increase the dollar amount of the investment management and (in the case of Investment Funds) incentive fees borne directly (and indirectly) by the Master Fund.

ITEM 8. GENERAL DESCRIPTION OF THE REGISTRANT.

The Master Fund is registered under the 1940 Act, as a closed-end, non-diversified management investment company. The Master Fund was established as a business trust under the laws of the State of Delaware. The Master Fund’s investment adviser is Salient Advisors, L.P. (the “Adviser”). The Adviser is registered with the SEC as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). The Adviser is also registered with the Commodities Futures Trading Commission (“CFTC”) as a commodity pool operator (“CPO”), a commodity trading adviser (“CTA”) and a swap firm and is a member of the National Futures Association (“NFA”).

Shares in the Master Fund are being issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of, and/or Regulation D under the Securities Act. Investments in the Master Fund generally may be made only by U.S. and foreign investment companies or other investment vehicles that are persons who are “accredited investors,” as defined in Regulation D under the Securities Act. The Registrant may decline to accept any investment at its discretion. This Registration Statement by itself does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the Securities Act.

Information on the Master Fund’s investment objective, strategies and policies, the kinds of securities in which the Master Fund principally invests, other investment practices of the Master Fund and the risk factors associated with investments in the Master Fund, is incorporated herein by reference from the sections entitled

“Investment Objective,” “Investment Strategies,” “Overview of Investment Process, Due Diligence and Manager Selection,” “Borrowing and Use of Leverage by the Fund and the Master Fund,” “General Risks,” “Special Risks of the Fund of Funds Structure,” “Investment Related Risks,” and “Limits of Risk Disclosure” in the Prospectus.

ITEM 9. MANAGEMENT

A description of how the business of the Master Fund is managed is incorporated herein by reference from the section entitled “Management of the Fund,” in the Prospectus. The following list identifies the specific sections of the Prospectus or in the statement of additional information included in the Feeder Fund’s Registration Statement on Form N-2 (the “SAI”) under which the information required by Item 9 of Form N-2 may be found; each listed section is incorporated herein by reference.

ITEM 9.1 (a)	“Management of the Fund – The Board of Trustees”

ITEM 9.1 (b)	“Management of the Fund – The Adviser”

ITEM 9.1 (c)	“Management of the Fund – The Adviser”

ITEM 9.1 (d)	“Management of the Fund – Administration”

ITEM 9.1 (e)	“Management of the Fund – Administration”

ITEM 9.1 (f) The Master Fund pays all of its expenses other than those that the Adviser or an affiliate of the Adviser assumes, if any. The Master Fund’s fees and expenses will decrease the returns of the Master Fund. Part B provides additional information about the Master Fund’s expenses.

The Investment Funds will incur various fees and expenses in connection with their operations. The Master Fund incurs management and incentive or performance-based fees of the Investment Funds as an investor in such Investment Funds. Such fees, as with fees or expenses incurred in any fund, reduce investment returns. These expenses and fees are in addition to those incurred by the Master Fund directly.

ITEM 9.1 (g) AFFILIATED BROKERAGE

Not applicable.

ITEM 9.2. NON-RESIDENT MANAGERS

Not applicable.

ITEM 9.3 CONTROL PERSONS

As of April 1, 2014, the Feeder Fund and Salient Absolute Return Fund, L.P. may be deemed to control the Master Fund. To the extent that any investor is the beneficial owner of more than 25% of the outstanding securities of the Master Fund, such investor may be deemed to be a “control person” of the Master Fund for purposes of the 1940 Act. A control person may be able to dictate the outcome of voting on any matters as to which Shareholders may be entitled to vote; potentially to the detriment of such Shareholders.

ITEM 10. CAPITAL STOCK, LONG-TERM DEBT, AND OTHER SECURITIES

ITEM 10.1. CAPITAL STOCK

The Master Fund is organized as a Delaware statutory trust and has elected to be treated as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended. The Master Fund’s Declaration of Trust is incorporated herein by reference. Additional information in response to this item is incorporated herein by reference from the sections entitled “Tax Aspects,” “Distribution Policy” and “Repurchases of Shares” in the Prospectus and the section entitled “Additional Taxation Discussion” in the SAI.

ITEM 10.2. LONG-TERM DEBT.

Not applicable.

ITEM 10.3. GENERAL.

Not applicable.

ITEM 10.4. TAXES.

The Master Fund will distribute all of its net investment income and net capital gains to Shareholders, and these distributions are taxable as ordinary income or capital gains. Shareholders will be proportionately liable for taxes on income and gains distributed by the Master Fund but Shareholders not subject to tax on their income will not be required to pay tax on amounts distributed to such Shareholders. The Master Fund will inform Shareholders of the amount and nature of the income or gains. Additional information in response to this item is incorporated herein by reference from the sections entitled “Tax Aspects,” “Distribution Policy” and “Repurchases of Shares” in the Prospectus and the section entitled “Additional Taxation Discussion” in the SAI.

ITEM 10.5. OUTSTANDING SECURITIES.

(1) Title of Class	(2) Amount Authorized	(3) Amount Held by Registrant or for its Own Account	(4) Amount Outstanding Exclusive of Amount Shown Under (3), as of March 1, 2014

Shares of beneficial interest, par value $0.01	Unlimited	N/A	47,781

ITEM 10.6. SECURITIES RATINGS.

Not applicable.

ITEM 11. DEFAULTS AND ARREARS ON SENIOR SECURITIES.

Not applicable.

ITEM 12. LEGAL PROCEEDINGS.

Not Applicable.

ITEM 13. TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION (“SAI”).

Not applicable.

PART B

ITEM 14. COVER PAGE OF SAI.

Not applicable.

ITEM 15. TABLE OF CONTENTS.

Not applicable.

ITEM 16. GENERAL INFORMATION AND HISTORY.

Information in response to this item is incorporated by reference from the section entitled “General History” in the SAI.

ITEM 17. INVESTMENT OBJECTIVES AND POLICIES.

Information in response to this item is incorporated by reference from the section entitled “Additional Investment Policies and Practices” and “Fundamental Policies” in the SAI.

ITEM 18. MANAGEMENT.

Information in response to this item is incorporated by reference from the sections entitled “Board of Trustees, Officers and Portfolio Management,” “Investment Management Agreements,” “Codes of Ethics,” and “Proxy Voting Policies and Procedures” in the SAI.

ITEM 19. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

As of April 1, 2014, the Feeder Fund and Salient Absolute Return Fund, L.P. may be deemed to control the Master Fund. To the extent that any investor is the beneficial owner of more than 25% of the outstanding securities of the Master Fund, such investor may be deemed to be a “control person” of the Master Fund for purposes of the 1940 Act. A control person may be able to dictate the outcome of voting on any matters as to which Shareholders may be entitled to vote; potentially to the detriment of such Shareholders.

ITEM 20. INVESTMENT ADVISORY AND OTHER SERVICES.

Information on the investment advisory and other services provided for or on behalf of the Master Fund is incorporated herein by reference from the sections entitled “Board of Trustees, Officers and Portfolio Management,” “Investment Management Agreements,” “Administration,” “Custodian,” “Independent Registered Public Accounting Firm” and “ Legal Counsel” in the SAI.

ITEM 21. PORTFOLIO MANAGERS.

Information about the Master Fund’s portfolio managers is incorporated by reference from the section entitled “Board of Trustees, Officers and Portfolio Management” in the SAI.

ITEM 22. BROKERAGE ALLOCATION AND OTHER PRACTICES.

A description of the Master Fund’s brokerage allocation and other practices is incorporated herein by reference from the section entitled “Portfolio Transactions and Brokerage” in the SAI.

ITEM 23. TAX STATUS.

Information on the tax status of the Master Fund is incorporated by reference from the section entitled “Additional Taxation Discussion” in the SAI.

ITEM 24. FINANCIAL STATEMENTS.

The Master Fund’s audited financial statements for the fiscal year ended December 31, 2013 are incorporated herein by reference to the Master Fund’s annual report dated December 31, 2013, as filed on Form N-CSR (File No. 811-22387). The Master Fund will furnish, without charge, a copy of the December 31, 2013 annual report to each person to which this document is given, and will furnish, without charge, a copy of such annual report upon request to Salient Alternative Strategies Master Fund, 4625 San Felipe, Suite 800, Houston, TX 77027, (713) 993-4675.

PART C—OTHER INFORMATION

Salient Alternative Strategies Master Fund

ITEM 25. FINANCIAL STATEMENTS AND EXHIBITS

(1)	Financial Statements:

Included in Part A: None

Included in Part B: The following financial statements are incorporated by reference into Part B of this Registration Statement:

	(i)	Statement of Assets and Liabilities, December 31, 2013.

	(ii)	Schedule of Investments, December 31, 2013.

	(iii)	Statement of Operations, December 31, 2013.

	(iv)	Statement of Changes in Net Assets, December 31, 2013.

	(v)	Statement of Cash Flows, December 31, 2013.

	(vi)	Notes to Financial Statements, December 31, 2013.

	(vi)	Supplemental Information, December 31, 2013.

(2)	Exhibits

	(a)(1)	Certificate of Trust (1).

	(a)(2)	First Amended and Restated Agreement and Declaration of Trust (1).

	(b)	Not applicable.

	(c)	Not applicable.

	(d)	Refer to Exhibit (a)(2).

	(e)	Dividend Reinvestment Plan (1).

	(f)	Not applicable.

	(g)	Investment Management Agreement (1).

	(h)	Placement Agent Agreement (1).

	(i)	Not applicable.

	(j)	Custodian Agreement (1).

	(k)(1)	Administration Agreement (1).

	(k)(2)	Amendment to Administration Agreement dated November 1, 2010 (2).

	(k)(3)	Joinder and Amendment to the Administration Agreement (3).

	(k)(4)	Joinder and Amendment to Amended and Restated Administration Agreement (filed herewith).

	(l)	Not applicable.

	(m)	Not applicable.

	(n)	Consent of auditors (filed herewith).

	(o)	Not applicable.

	(p)	Agreement Regarding Provision of Initial Capital (1).

	(q)	Not applicable.

	(r)(1)	Code of Ethics of Funds (2).

	(r)(2)	Code of Ethics of Salient Advisors, L.P. (filed herewith).

Notes:

(1)	Filed as an exhibit to the Master’s registration statement on Form N-2 dated and filed with the SEC on February 2, 2010.

(2)	Filed as an exhibit to the Master Fund’s registration statement on Form N-2 dated and filed with the SEC on March 11, 2011.

(3)	Filed as an exhibit to the Salient Alternative Strategies I Fund’s registration statement on Form N-2 dated and filed with the SEC on April 30, 2013.

ITEM 26. MARKETING ARRANGEMENTS

Not applicable.

ITEM 27. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION OF SECURITIES BEING REGISTERED

Not applicable.

ITEM 28. PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT

The following entities may be considered to be under common control with Registrant:

Salient Alternative Strategies I Fund

ITEM 29. NUMBER OF HOLDERS OF SECURITIES

At March 1, 2014

Title of Class	Number of Record Holders
Common Shares, $0.001 par value	Record holders of Shares: 3

ITEM 30. INDEMNIFICATION

Sections 8.2 and 8.3 of the Master Fund’s Agreement and Declaration of Trust states as follows:

(a) To the fullest extent permitted by law, the Trust will, subject to Section 8.2(c) of this Trust Instrument, indemnify each investment adviser (including for this purpose each officer, director, member, partner, principal, employee or agent of, or any person who controls, is controlled by or is under common control with, an investment adviser or partner of the investment adviser, and their executors, heirs, assigns, successors or other legal representatives) and each Trustee (and his executors, heirs, assigns, successors or other legal representatives) (each such person being referred to as an “indemnitee”) against all losses, claims, damages, liabilities, costs and expenses arising by reason of being or having been an investment adviser or Trustee of the Trust, or the past or present performance of services to the Trust by the indemnitee, except to the extent that the loss, claim, damage, liability, cost or expense has been finally determined in a judicial decision on the merits from which no further right to appeal may be taken in any such action, suit, investigation or other proceeding to have been incurred or suffered by the indemnitee by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the indemnitee’s office. These losses, claims, damages, liabilities, costs and expenses include, but are not limited to, amounts paid in satisfaction of judgments, in compromise, or as fines or penalties, and counsel fees and expenses incurred in connection with the defense or disposition of any action, suit, investigation or other proceeding, whether civil or criminal, before any judicial, arbitral, administrative or legislative body, in which the indemnitee may be or may have been involved as a party or otherwise, or with which such indemnitee may be or may have been threatened, while in office or thereafter. The rights of indemnification provided under this Section 8.2 are not to be construed so as to provide for indemnification of an indemnitee for any liability (including liability under U.S. federal securities laws which, under certain circumstances, impose liability even on persons that act in good faith) to the extent (but only to the extent) that indemnification would be in violation of applicable law, but will be construed so as to effectuate the applicable provisions of this Section 8.2.

(b) Expenses, including counsel fees and expenses, incurred by any indemnitee (but excluding amounts paid in satisfaction of judgments, in compromise, or as fines or penalties) may be paid from time to time by the

Trust in advance of the final disposition of any action, suit, investigation or other proceeding upon receipt of an undertaking by or on behalf of the indemnitee to repay to the Trust amounts paid if a determination is made that indemnification of the expenses is not authorized under Section 8.2(a) of this Trust Instrument, so long as (1) the indemnitee provides security for the undertaking, (2) the Trust is insured by or on behalf of the indemnitee against losses arising by reason of the indemnitee’s failure to fulfill his, her or its undertaking, or (3) a majority of the Independent Trustees (excluding any Trustee who is either seeking advancement of expenses under this Trust Instrument or is or has been a party to any other action, suit, investigation or other proceeding involving claims similar to those involved in the action, suit, investigation or proceeding giving rise to a claim for advancement of expenses under this Trust Instrument) or independent legal counsel in a written opinion determines, based on a review of readily available facts (as opposed to a full trial-type inquiry), that reason exists to believe that the indemnitee ultimately will be entitled to indemnification.

(c) As to the disposition of any action, suit, investigation or other proceeding (whether by a compromise payment, pursuant to a consent decree or otherwise) without an adjudication or a decision on the merits by a court, or by any other body before which the proceeding has been brought, that an indemnitee is liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the indemnitee’s office, indemnification will be provided in accordance with Section 8.2(a) of this Trust Instrument if (1) approved as in the best interests of the Trust by a majority of the Independent Trustees (excluding any Trustee who is either seeking indemnification under this Trust Instrument or is or has been a party to any other action, suit, investigation or proceeding involving claims similar to those involved in the action, suit, investigation or proceeding giving rise to a claim for indemnification under this Trust Instrument) upon a determination, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that the indemnitee acted in good faith and in the reasonable belief that the actions were in the best interests of the Trust and that the indemnitee is not liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the indemnitee’s office, or (2) the Trustees secure a written opinion of independent legal counsel, based upon a review of readily available facts (as opposed to a full trial-type inquiry), to the effect that indemnification would not protect the indemnitee against any liability to the Trust or its Shareholders to which the indemnitee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the indemnitee’s office.

(d) Any indemnification or advancement of expenses made in accordance with this Section 8.2 will not prevent the recovery from any indemnitee of any amount if the indemnitee subsequently is determined in a final judicial decision on the merits in any action, suit, investigation or proceeding involving the liability or expense that gave rise to the indemnification or advancement of expenses to be liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the indemnitee’s office. In any suit brought by an indemnitee to enforce a right to indemnification under this Section 8.2, it will be a defense that the indemnitee has not met the applicable standard of conduct described in this Section 8.2. In any suit in the name of the Trust to recover any indemnification or advancement of expenses made in accordance with this Section 8.2, the Trust will be entitled to recover the expenses upon a final adjudication from which no further right of appeal may be taken. In any suit brought to enforce a right to indemnification or to recover any indemnification or advancement of expenses made in accordance with this Section 8.2, the burden of proving that the indemnitee is not entitled to be indemnified, or to any indemnification or advancement of expenses, under this Section 8.2 will be on the Trust (or any Shareholder acting derivatively or otherwise on behalf of the Trust or its Shareholders).

(e) An indemnitee may not satisfy any right of indemnification or advancement of expenses granted in this Section 8.2 or to which he, she or it may otherwise be entitled except out of the assets of the Trust, and no Shareholders will be personally liable with respect to any such claim for indemnification or advancement of expenses.

(f) The rights of indemnification provided in this Section 8.2 will not be exclusive of or affect any other rights to which any person may be entitled by contract or otherwise under law. Nothing contained in this Section 8.2 will affect the power of the Trust to purchase and maintain liability insurance on behalf of any Trustee, the investment adviser or other person.

Section 8.3

No Shareholder of the Trust or of any Series or Class shall be personally liable for the debts, liabilities, obligations and expenses incurred by, contracted for, or otherwise existing with respect to, the Trust or by or on behalf of any Series or Class. The Trustees shall have no power to bind any Shareholder personally or to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay pursuant to terms hereof or by way of subscription for any Shares or otherwise.

In case any Shareholder or former Shareholder of any Series or Class shall be held to be personally liable solely by reason of his being or having been a Shareholder of such Series or Class and not because of his acts or omissions or for some other reason, the Shareholder or former Shareholder (or his heirs, executors, administrators or other legal representatives, or, in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the assets belonging to the applicable Series or Class to be held harmless from and indemnified against all loss and expense arising from such liability. The Trust, on behalf of the affected Series, shall, upon request by the Shareholder, assume the defense of any claim made against the Shareholder for any act or obligation of the Series or Class and satisfy any judgment thereon from the assets of the Series or Class. The indemnification and reimbursement required by the preceding sentence shall be made only out of assets of the one or more Series or Classes whose Shares were held by said Shareholder at the time the act or event occurred which gave rise to the claim against or liability of said Shareholder. The rights accruing to a Shareholder under this Section shall not impair any other right to which such Shareholder may be lawfully entitled, nor shall anything herein contained restrict the right of the Trust or any Series or Class thereof to indemnify or reimburse a Shareholder in any appropriate situation even though not specifically provided herein.

Section 6 of the Placement Agency Agreement with Salient Capital, L.P. states as follows:

(a) The Fund agrees to indemnify and hold harmless the Agent and each person, if any, who controls the Agent within the meaning of the 1940 Act (“Agent Control Person”), against any losses, claims, damages, liabilities, or expenses (including, unless the Fund elects to assume the defense as hereinafter provided, the reasonable cost of investigating and defending against any claims therefor and counsel fees incurred in connection therewith), joint or several (for purposes of this paragraph, “Losses”), which: (1) are based on the ground or alleged ground that the Fund’s Prospectus or any supplemental sales material supplied or approved in writing by an officer of the Fund (provided that such supplemental sales material is accompanied or preceded by the Fund’s Prospectus), includes or allegedly includes an untrue statement of material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, unless such statement or omission (i) was made in reliance upon, and in conformity with, information furnished to the Fund by or on behalf of the Agent or any Agent Control Person, specifically for use in the preparation thereof, or (ii) arises out of the acts or omissions of broker-dealers retained by the Fund in connection with the offering contemplated by the Fund’s Prospectus other than the Agent or any Agent Control Person; or (2) arise out of the Fund’s material breach of a representation or warranty, covenant or agreement contained in this Agreement; provided, however, that the Fund shall not indemnify or hold harmless the Agent or any Agent Control Person against any Losses caused by the Agent’s or the Agent Control Person’s willful misfeasance, bad faith, or gross negligence in the performance of its duties, or by the reckless disregard of its obligations and duties under this Agreement. Notwithstanding the foregoing, the Fund shall not be liable with respect to any claims made against the Agent or any Agent Control Person unless the Agent or such Agent Control Person notified the Fund in writing within a reasonable time after the summons or other first legal process providing information of the nature of the claim was served upon the Agent or such Agent Control Person, but failure to notify the Fund of any such claim shall not relieve it from any liability that it may have to the Agent or such Agent Control Person for acts or alleged acts other than those described in (1) and (2) of the preceding sentence.

The Fund will be entitled, at its own expense, to participate in or assume the defense of any suit brought to enforce any such liability, and if the Fund elects to assume the defense, such defense shall be conducted by counsel chosen by it. In the event the Fund elects to assume the defense of any such suit and retain such counsel, the Agent or such Agent Control Person or persons, as defendant or defendants in the suit, may retain additional counsel but shall bear the fees and expenses of such counsel unless: (i) the Fund specifically authorizes the retention of such counsel or (ii) the Agent or any Agent Control Person who is a party to the suit has been advised by counsel acceptable to the Fund that one or more material legal defenses may be available to the Agent or the Agent Control

Persons that may not be available to the Fund or its control persons (as defined below), in which case the Fund shall not be entitled to assume the defense of such suit notwithstanding its obligation to bear the reasonable fees and expenses of counsel for the Agent and the Agent Control Persons. In no event shall the Fund be liable for the fees and expenses of more than one counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. The Fund shall not be liable to or indemnify any person for any settlement of any such claim effected without the consent of the Fund, which it shall not unreasonably withhold.

(b) The Agent agrees to indemnify and hold harmless the Fund, each of the Fund’s Partners, directors, officers and each person, if any, who controls the Fund within the meaning of the 1940 Act (for purposes of this paragraph, “Fund Control Person”) against any losses, claims, damages, liabilities, or expenses (including, unless Agent elects to assume the defense, the reasonable cost of investigating and defending against any claims therefor and counsel fees incurred in connection therewith), joint or several (for purposes of this paragraph, “Losses”), which: (i) may be based on the ground or alleged ground that the Fund’s Prospectus or any supplemental sales material used by the Agent, includes or allegedly includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which it was made, not misleading, but only insofar as such statement or omission: (A) was made in reliance upon, and in conformity with, written information furnished to the Fund by or on behalf of the Agent or any Agent Control Person specifically for use in the preparation thereof, or (B) relates to any such supplemental sales material not supplied by the Fund or approved by it in writing; (ii) arises out of any acts or omissions by the Agent that cause the offering to involve an offering that is not exempt from registration pursuant to Section 4(2) of the 1933 Act or Regulation D thereunder; (iii) arises out of the Agent’s failure to be properly licensed to sell Interests; or (iv) arises out of the Agent’s material breach of a representation or warranty or covenant or agreement contained in this Agreement. Notwithstanding the foregoing, the Agent shall not be liable with respect to any claims made against the Fund or any Fund Control Person unless the Fund or Fund Control Person notified the Agent in writing within a reasonable time after the summons or other first legal process providing information of the nature of the claim served upon the Fund or Fund Control Person, but failure to notify the Agent of such claim shall not relieve the Agent from any liability that the Agent may have to the Fund or Fund Control Person for acts or alleged acts other than those described in (i) through (iv) of the preceding sentence.

The Agent shall be entitled, at its own expense, to participate in or assume the defense of any suit brought to enforce any such liability, and if the Agent elects to assume the defense, such defense shall be conducted by counsel chosen by it. In the event that the Agent elects to assume the defense of any such suit and retain such counsel, the Fund and any Fund Control Person, as defendant or defendants in the suit, may retain additional counsel but shall bear the fees and expenses of such counsel unless (i) the Agent specifically authorized the retention of such counsel or (ii) the Fund or any Fund Control Person who is a party to the suit has been advised by counsel acceptable to the Agent that one or more material legal defenses may be available to the Fund or Fund Control Persons that may not be available to the Agent or its controlling person or persons, in which case the Agent shall not be entitled to assume the defense of such suit notwithstanding the Agent’s obligation to bear the reasonable fees and expenses of such counsel. The Agent shall not be liable to indemnify any person for any settlement of any such claim effected without the Agent’s consent, which it shall not unreasonably withhold.

Section 14 of the Investment Management Agreement with Salient Advisors, L.P. states as follows:

(a) The Fund will indemnify the Adviser and any Adviser Affiliate, and each of their partners, members, directors, officers, and employees and any of their affiliated persons, executors, heirs, assigns, successors, or other legal representatives (each an “Indemnified Person”) against any and all costs, losses, claims, damages, or liabilities, joint or several, including, without limitation, reasonable attorneys’ fees and disbursements, resulting in any way from the performance or non-performance of any Indemnified Person’s duties in respect of the Fund, except those resulting from the willful misfeasance, bad faith or gross negligence of an Indemnified Person or the Indemnified Person’s reckless disregard of such duties and, in the case of criminal proceedings, unless such Indemnified Person had reasonable cause to believe its actions unlawful (collectively, “disabling conduct”). Indemnification shall be made following: (i) a final decision on the merits by a court or other body before whom the proceeding was brought that the Indemnified Person was not liable by reason of disabling conduct; or (ii) a reasonable determination that the Indemnified Person is entitled to indemnification hereunder, provided that such determination is based upon a review of the facts and reached by (A) the vote of a majority of the Fund’s Directors who are not parties to the proceeding or (B) legal counsel selected by a vote of a majority of the Fund’s Board, further provided that such counsel’s determination be written and provided to the Board. The Fund shall advance to an Indemnified Person reasonable attorneys’ fees and other costs and expenses incurred with respect to the Fund in connection with defense of any action or proceeding arising out of such performance or non-performance. The Adviser agrees, and each other Indemnified Person will be required to agree as a condition to any such advance from the Fund, that if one of the foregoing parties receives any such advance, the party will reimburse the Fund for such fees, costs, and expenses to the extent that it shall be determined that the party was not entitled to indemnification under this paragraph. The rights of indemnification provided hereunder shall not be exclusive of or affect any other rights to which any person may be entitled by contract or otherwise under law.

(b) Notwithstanding any of the foregoing, the provisions of this section 14 shall not be construed so as to relieve the Indemnified Person of, or provide indemnification with respect to, any liability (including liability under federal securities laws, which, under certain circumstances, impose liability even on persons who act in good faith) to the extent (but only to the extent) that such liability may not be waived, limited, or modified under applicable law or that such indemnification would be in violation of applicable law, but shall be construed so as to effectuate the provisions of this paragraph to the fullest extent permitted by law. The provisions of this paragraph shall survive the termination or cancellation of this Agreement.

ITEM 31. BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER

Information regarding the directors and officers of Salient Advisors, L.P., the Registrant’s investment adviser, together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by the officers and directors of the Adviser in the last two years, is included in its application for registration as an investment adviser on Form ADV (File No. 801-61449) filed under the Investment Advisers Act of 1940, as amended, and is incorporated by reference herein. The principal business address of Salient Advisors, L.P. is 4265 San Felipe, 8th Floor, Houston, Texas 77027.

ITEM 32. LOCATION OF ACCOUNTS AND RECORDS

All accounts, books, and other documents required to be maintained by Section 31(a) of the Investment Company Act of 1940 and the rules promulgated thereunder are maintained at the offices of (1) the Master Fund, (2) the Master Fund’s Investment Adviser; (3) the Master Fund’s Placement Agent, (4) the Master Fund’s Custodian, and (5) the Master Fund’s Independent Administrator. The address of each is as follows:

1.	Salient Alternative Strategies Master Fund

4265 San Felipe, Suite 800

Houston, Texas 77027

2.	Salient Advisors, L.P.

4265 San Felipe, Suite 800

Houston, Texas 77027

3.	Salient Capital, L.P.

4265 San Felipe, Suite 800

Houston, Texas 77027

4.	Citi Fund Services Ohio, Inc.

3435 Stelzer Road

Columbus, Ohio 43219

5.	JP Morgan Chase Bank, National Association

One American Lane, Floor 1,

Greenwich, Connecticut, 06831

ITEM 33. MANAGEMENT SERVICES

Not applicable.

ITEM 34. UNDERTAKINGS

Not Applicable.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston in the State of Texas on the 19th day of March 2014.

Salient Alternative Strategies Master Fund

By:	/s/ John A. Blaisdell
Name:	John A. Blaisdell
Title:	Trustee and Principal Executive Officer

INDEX TO EXHIBITS

(k)(4)	Joinder and Amendment to Amended and Restated Administration Agreement

(n)	Consent of Auditors.

(r)(2)	Code of Ethics of Salient Advisors, L.P.